UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2004, the Stock Option and Compensation Committee of the Board of Directors of Transcend Services, Inc. (the “Company”) approved a 2005 compensation plan for management, including the executive officers of the Company as follows:

Name	Title	Potential Annual Bonus as Percentage of Annual Salary *	Annual Salary (effective 1/1/2005)	Quarterly Cash Bonus Potential Determined at Each Quarter-End on a Year- To-Date Basis **
Gerdes, Larry G.	Chief Executive Officer	50%	$235,000	$0
Binion, Thomas C.	President and Chief Operating Officer	40%	$185,000	$7,500
Hawkins, Carl P.	Chief Information Officer	40%	$160,000	$5,000
Bleser, Joseph G.	Chief Financial Officer, Treasurer and Secretary	40%	$150,000	$0
Bateman, Jeanne N.	Chief Accounting Officer, Controller and Assistant Secretary	25%	$75,000	$0

*	Based upon the Company achieving or exceeding the annual net income in the Company’s 2005 business plan approved by the Board of Directors on December 8, 2004.
**	Based upon the assigned Customer Service Group(s) achieving or exceeding the CEO-approved gross margin for the applicable Group(s) determined at each quarter-end on a year-to-date basis in 2005. Quarterly bonus potential that is not earned in a given quarter cannot be earned in a subsequent quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: December 13, 2004	/s/ Joseph G. Bleser
Joseph G. Bleser
Chief Financial Officer
(Principal Financial Officer)